Exhibit 99.1

c

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	SEVP – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS SECOND QUARTER

2026 EARNINGS

•
Completed the merger of Stellar Bancorp, Inc. into Prosperity Bancshares on July 1, 2026
•
Second quarter net interest margin increased 29 basis points to 3.47% compared to second quarter 2025
•
Second quarter net income of $168.6 million, and $162.7 million(1) excluding non-recurring items, an increase of 20.4% compared to second quarter 2025
•
Second quarter earnings per share (diluted) of $1.67, or $1.62 excluding non-recurring items, an increase of 14.1% compared to second quarter 2025
•
Noninterest-bearing deposits of $10.7 billion, representing 32.9% of total deposits
•
Allowance for credit losses on loans and on off-balance sheet credit exposure of $420.5 million and allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans, of 1.61%(1)
•
Nonperforming assets remain low at 0.34% of second quarter average interest-earning assets
•
Return (annualized) on second quarter average assets of 1.55%, average common equity of 8.14% and average tangible common equity of 15.48%(1)
•
Repurchased 200 thousand shares of common stock during second quarter 2026, and 1.0 million shares during 2026

HOUSTON, July 29, 2026. Prosperity Bancshares, Inc.® (NYSE: PB) (“Prosperity Bancshares”), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $168.6 million for the quarter ended June 30, 2026, compared with $135.2 million for the same period in 2025. Net income per diluted common share was $1.67 for the quarter ended June 30, 2026, compared with $1.42 for the same period in 2025. On January 1, 2026, American Bank Holding Corporation (“American”) merged into Prosperity Bancshares and American Bank, N.A. (“American Bank”) merged into Prosperity Bank (collectively, the “American Merger”), and on February 1, 2026, Southwest Bancshares, Inc. (“Southwest”) merged into Prosperity Bancshares and Texas Partners Bank (“Texas Partners”) merged into Prosperity Bank (collectively, the “Southwest Merger”). During the second quarter of 2026, Prosperity incurred a net gain of $8.2 million, or $0.06(1) per diluted common share as a result of the exchange and conversion of Visa Class B-2 stock and the sale of investment securities, partially offset by merger related expenses of $755 thousand, or $0.01(1)per diluted common share. Excluding the net gain and merger related expenses, net income was $162.7(1) million and net income per diluted common share was $1.62(1) for the second quarter of 2026. The annualized return on second quarter average assets was 1.55%. Nonperforming assets remained low at 0.34% of second quarter average interest-earning assets. Subsequent to quarter end, on July 1, 2026, Stellar Bancorp, Inc. (“Stellar”) merged into Prosperity Bancshares and Stellar Bank (“Stellar Bank”) merged into Prosperity Bank (collectively, the “Stellar Merger”).

“I am excited to announce that on July 1, 2026, Prosperity Bancshares completed the merger of Stellar and its wholly owned subsidiary Stellar Bank, headquartered in Houston, Texas. Stellar Bank operated 52 banking offices including its main office in Houston and banking offices in the Houston, Beaumont and East Texas areas and in Dallas, Texas. I am also pleased to announce that in connection with the mergers, Robert Franklin, former CEO of Stellar, and Joe Swinbank, a former Stellar director, have

______________

(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

joined the Prosperity Bancshares Board of Directors and that Ray Vitulli, former CEO of Stellar Bank, and Pat Parsons, a former Stellar Bank director, have joined the Prosperity Bank Board of Directors. Pat was instrumental in building Stellar Bank’s Beaumont franchise over the years,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“Texas has one of the strongest and most diverse state economies in the U.S., ranking as the second largest by GDP after California and approximately the 8th largest economy in the world. Oklahoma has a smaller but stable economy, heavily influenced by oil and gas, with more modest growth. Texas continues to shine as more people and companies move to the state because of the business-friendly political structure and no state income tax,” stated Zalman.

“Excluding the gain on Visa Class B-2 stock exchange net of investment securities sales and merger related expenses, as noted above, net income increased 20.4% and diluted earnings per share increased 14.1% compared with the same period last year,” added Zalman.

“We are pleased with our growth. Giving effect to the Stellar Bank merger, our assets are over $53 billion compared with $38 billion as of June 30, 2025. This represents a 39% growth over the year. I want to thank everyone involved in our company for helping to make it the success it has become,” concluded Zalman.

Results of Operations for the Three Months Ended June 30, 2026

For the three months ended June 30, 2026, net income was $168.6 million(2) or $1.67 per diluted common share compared with $135.2 million(3)or $1.42 per diluted common share for the same period in 2025. Net income and net income per diluted common share for the second quarter of 2026 were primarily impacted by an increase in net interest income and a gain on Visa Class B-2 stock exchange net of investment securities sales of $8.2 million, partially offset by an increase in noninterest expenses related to the American and Southwest operations and an increase in provision for income taxes. On a linked quarter basis, net income was $168.6 million(2) or $1.67 per diluted common share for the three months ended June 30, 2026, compared with $116.3 million(4) or $1.16 for the three months ended March 31, 2026. The change was primarily due to an increase in net interest income, lower merger related expenses and a gain on Visa Class B-2 stock exchange net of investment securities sales of $8.2 million. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2026, were 1.55%, 8.14% and 15.48%(1), respectively.

Excluding the gain on Visa Class B-2 stock exchange net of investment securities sales, net of tax, and merger related expenses, net of tax, net income was $162.7(1)million and earnings per diluted common share was $1.62(1) for the three months ended June 30, 2026, and annualized returns on average assets, average common equity and average tangible common equity were 1.50%(1), 7.85%(1)and 14.93%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale, write-down or write-up of assets and securities) was 45.99%(1) for the three months ended June 30, 2026, and excluding the merger related expenses, the efficiency ratio was 45.79%(1).

Net interest income before provision for credit losses was $330.6 million for the three months ended June 30, 2026, compared with $267.7 million for the same period in 2025, an increase of $62.8 million or 23.5%. The net interest margin on a tax equivalent basis was 3.47% for the three months ended June 30, 2026, compared with 3.18% for the same period in 2025. The changes to both measures were primarily due to the repricing of assets, a decrease in the average balance and average rate on other borrowings and the impact of the American Merger and the Southwest Merger. Net interest income before provision for credit losses increased $9.4 million or 2.9% to $330.6 million for the three months ended June 30, 2026, compared with $321.2 million for the three months ended March 31, 2026. The net interest margin on a tax equivalent basis was 3.47% for the three months ended June 30, 2026, compared with 3.51% for the three months ended March 31, 2026. The decrease was primarily due to one-time loan interest income from a nonaccrual loan in the first quarter of 2026.

Noninterest income was $60.7 million for the three months ended June 30, 2026, compared with $43.0 million for the same period in 2025, an increase of $17.7 million or 41.2%. The change was primarily due to the American Merger and the Southwest Merger and a gain on Visa Class B-2 stock exchange net of investment securities sales of $8.2 million. Noninterest income was $60.7 million for the three months ended June 30, 2026, compared with $46.5 million for the three months ended March 31, 2026, an increase of $14.2

______________

(2)
Includes purchase accounting adjustments of $4.6 million, net of tax, primarily comprised of loan discount accretion of $4.0 million, and net gain on sale or write-up of securities of $8.2 million for the three months ended June 30, 2026.
(3)
Includes purchase accounting adjustments of $2.8 million, net of tax, primarily comprised of loan discount accretion of $3.1 million for the three months ended June 30, 2025.
(4)
Includes purchase accounting adjustments of $4.8 million, net of tax, primarily comprised of loan discount accretion of $3.7 million, and merger related provision for credit losses of $42.5 million for the three months ended March 31, 2026.
(5)
Includes purchase accounting adjustments of $9.4 million, net of tax, primarily comprised of loan discount accretion of $7.8 million, merger related provision for credit losses of $43.3 million and net gain on sale or write-up of securities of $8.2 million for the six months ended June 30, 2026.
(6)
Includes purchase accounting adjustments of $6.0 million, net of tax, primarily comprised of loan discount accretion of $6.4 million for the six months ended June 30, 2025.

million or 30.6%. The change was primarily due to a gain on Visa Class B-2 stock exchange net of investment securities sales of $8.2 million and an increase in other noninterest income.

Noninterest expense was $176.2 million for the three months ended June 30, 2026, compared with $138.6 million for the same period in 2025, an increase of $37.6 million. The change was primarily due to an increase in salaries and benefits and an increase in additional expenses related to three months of American and Southwest operations. Noninterest expense was $176.2 million for the three months ended June 30, 2026, compared with $217.3 million for the three months ended March 31, 2026, a decrease of $41.1 million, which was primarily due to lower merger related expenses.

Results of Operations for the Six Months Ended June 30, 2026

For the six months ended June 30, 2026, net income was $284.9 million(5) compared with $265.4 million(6) for the same period in 2025, an increase of $19.5 million or 7.3%. Net income per diluted common share was $2.84 for the six months ended June 30, 2026, compared with $2.79 for the same period in 2025, an increase of 1.8%. Net income and net income per diluted common share for the six months ended June 30, 2026, were impacted by the American Merger and the Southwest Merger, merger related expenses of $43.3 million and a gain on Visa Class B-2 stock exchange net of investment securities sales of $8.2 million. Returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2026, were 1.33%, 6.93% and 13.02%(1), respectively.

Excluding the merger related expenses, net of tax, and gain on Visa Class B-2 stock exchange net of investment securities sales, net of tax, net income was $312.5(1)million and earnings per diluted common share was $3.12(1) for the six months ended June 30, 2026, and annualized returns on average assets, average common equity and average tangible common equity were 1.46%(1), 7.60%(1)and 14.29%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write-down of assets and securities) was 52.44%(1) for the six months ended June 30, 2026; and excluding merger related expenses, the efficiency ratio was 46.67%(1).

Net interest income before provision for credit losses for the six months ended June 30, 2026, was $651.7 million compared with $533.1 million for the same period in 2025, an increase of $118.6 million or 22.2%. The net interest margin on a tax equivalent basis for the six months ended June 30, 2026, was 3.49% compared with 3.16% for the same period in 2025. The changes to both measures were primarily due to the repricing of assets, the impact of the American Merger and the Southwest Merger and a decrease in the average balance and average rate on other borrowings.

Noninterest income was $107.2 million for the six months ended June 30, 2026, compared with $84.3 million for the same period in 2025, an increase of $22.9 million or 27.2%, primarily due to the American Merger and the Southwest Merger and a gain on Visa Class B-2 stock exchange net of investment securities sales of $8.2 million.

Noninterest expense was $393.5 million for the six months ended June 30, 2026, compared with $278.9 million for the same period in 2025, an increase of $114.6 million, primarily due to an increase in merger related expenses of $43.3 million, an increase in salaries and benefits and an increase in additional expenses related to six months of American operations and five months of Southwest operations.

Balance Sheet Information

Prosperity had $43.873 billion in total assets at June 30, 2026, an increase of $5.455 billion or 14.2%, compared with $38.417 billion at June 30, 2025, primarily due to the American Merger and the Southwest Merger. Linked quarter total assets increased by $253.3 million compared with $43.619 billion at March 31, 2026.

Loans were $25.028 billion at June 30, 2026, an increase of $2.831 billion or 12.8% from $22.197 billion at June 30, 2025. Linked quarter loans decreased $260.0 million from $25.288 billion at March 31, 2026. Loans, excluding Warehouse Purchase Program loans, were $23.738 billion at June 30, 2026, compared with $20.910 billion at June 30, 2025, an increase of $2.828 billion or 13.5%, and compared with $23.855 billion at March 31, 2026, a decrease of $117.0 million.

Deposits were $32.600 billion at June 30, 2026, an increase of $5.126 billion or 18.7% from $27.473 billion at June 30, 2025, primarily due to the American Merger and the Southwest Merger. Linked quarter deposits decreased $33.1 million from $32.633 billion at March 31, 2026.

Asset Quality

Nonperforming assets totaled $130.6 million or 0.34% of quarterly average interest-earning assets at June 30, 2026, compared with $110.5 million or 0.33% of quarterly average interest-earning assets at June 30, 2025 and $122.1 million or 0.33% of quarterly average interest-earning assets at March 31, 2026.

The allowance for credit losses on loans and off-balance sheet credit exposures was $420.5 million at June 30, 2026, compared with $383.7 million at June 30, 2025 and $421.5 million at March 31, 2026. There was no provision for credit losses for the three months and six months ended June 30, 2026 and 2025.

The allowance for credit losses on loans was $382.8 million or 1.53% of total loans at June 30, 2026, compared with $346.1 million or 1.56% of total loans at June 30, 2025 and $383.8 million or 1.52% of total loans at March 31, 2026. The allowance for credit losses on loans increased during the six months ended June 30, 2026 due to the American Merger and the Southwest Merger, of which $47.5 million was attributable to the American Merger and $45.1 million was attributable to the Southwest Merger. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.61%(1) at June 30, 2026, compared with 1.66%(1) at June 30, 2025 and 1.61%(1) at March 31, 2026.

Net charge-offs were $2.2 million for the three months ended June 30, 2026, compared with net charge-offs of $3.0 million for the three months ended June 30, 2025 and $41.3 million for the three months ended March 31, 2026. Net charge-offs for the three months ended June 30, 2026, included $962 thousand related to resolved purchased credit deteriorated (“PCD”) loans, which had specific reserves that were allocated to the charge-offs. For the three months ended June 30, 2026, $10.3 million of reserves on resolved PCD loans without any related charge-offs were released to the general reserve.

Net charge-offs were $43.5 million for the six months ended June 30, 2026, compared with net charge-offs of $5.7 million for the six months ended June 30, 2025. Net charge-offs for the six months ended June 30, 2026, included a $39.2 million increase in net charge-offs for commercial and industrial loans. Additionally, due to the American Merger and the Southwest Merger, reserves increased by Day One accounting for PCD loans of $53.3 million and Day One accounting for purchased seasoned loans (“PSLs”) of $39.3 million. Further, $12.3 million of reserves on resolved PCD loans without any related charge-offs were released to the general reserve.

Visa Class B-2 Stock Exchange

During the second quarter 2026, Prosperity tendered all of its shares of Visa, Inc. (“Visa”) Class B-2 common stock in exchange for a combination of Visa Class B-3 common stock and Visa Class C common stock, pursuant to the terms and subject to the conditions of Visa’s public exchange offer, which expired on May 8, 2026. Prosperity recorded an unrealized gain of $12.2 million during the second quarter 2026 based on the conversion privilege of the Class C common stock and the closing price of Visa Class A common stock. In the exchange, Prosperity received 24,246 shares of Class B-3 stock, recorded at zero cost basis, and 9,137 shares of Class C common stock and subsequently sold 3,045 shares of Class C stock. Prosperity intends to sell all remaining shares of Class C stock as permitted by the exchange agreement.

Dividend

Prosperity Bancshares declared a third quarter 2026 cash dividend of $0.60 per share to be paid on October 1, 2026, to all shareholders of record as of September 15, 2026.

Stock Repurchase Program

On January 26, 2026, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.87 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 26, 2027, at the discretion of management. Under its 2026 stock repurchase program, Prosperity Bancshares repurchased approximately 200 thousand shares of its common stock at an average weighted price of $68.34 per share for a total of $13.7 million during the three months ended June 30, 2026, and approximately 1.04 million shares of its common stock at an average weighted price of $68.19 per share for a total of $70.8 million during the six months ended June 30, 2026.

Acquisition of Stellar Bancorp, Inc.

On July 1, 2026, Prosperity Bancshares completed the merger of Stellar and its wholly owned subsidiary Stellar Bank, headquartered in Houston, Texas. Stellar Bank operated 52 banking offices including its main office in Houston and banking offices in the Houston, Beaumont and East Texas areas and in Dallas, Texas. As of June 30, 2026, Stellar, on a consolidated basis, reported total assets of $10.413 billion, total loans of $7.510 billion and total deposits of $8.716 billion.

Pursuant to the terms of the definitive agreement, Prosperity Bancshares issued 19,371,499 shares of its common stock plus approximately $578.66 million in cash for each outstanding share of Stellar common stock.

Acquisition of Southwest Bancshares, Inc.

On February 1, 2026, Prosperity completed the acquisition of Southwest and its wholly owned subsidiary Texas Partners, headquartered in San Antonio, Texas. Texas Partners operated 11 banking offices in Central Texas including its main office in San Antonio, and banking offices in the San Antonio area, Austin and the Hill Country.

Pursuant to the terms of the definitive agreement, Prosperity Bancshares issued 4,094,974 shares of its common stock for all outstanding shares of Southwest common stock. This resulted in goodwill of $134.9 million as of June 30, 2026, which does not include all the subsequent fair value adjustments that have not yet been finalized. Additionally, Prosperity recognized $33.8 million of core deposit intangibles as of June 30, 2026.

Acquisition of American Bank Holding Corporation

On January 1, 2026, Prosperity completed the acquisition of American and its wholly owned subsidiary American Bank, headquartered in Corpus Christi, Texas. American Bank operated 18 banking offices and two loan production offices in South and Central Texas including its main office in Corpus Christi, and banking offices in San Antonio, Austin, Victoria and the greater Corpus Christi area including Port Aransas and Rockport and a loan production office in Houston, Texas.

Pursuant to the terms of the definitive agreement, Prosperity Bancshares issued 4,439,938 shares of its common stock for all outstanding shares of American common stock. This resulted in goodwill of $185.9 million as of June 30, 2026, which does not include all the subsequent fair value adjustments that have not yet been finalized. Additionally, Prosperity recognized $31.1 million of core deposit intangibles as of June 30, 2026.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, July 29, 2026, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s second quarter 2026 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 9578428.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related expenses, net of tax, FDIC special assessment, net of tax and net gain on the sale or write-up of securities; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale and securities, write-down or write-up of assets; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses, and FDIC special assessment. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting Prosperity’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of June 30, 2026, Prosperity Bancshares, Inc.® is a $43.873 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products,

Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 363 full-service banking locations: 62 in the Houston area, including The Woodlands; 36 in the South Texas area including Corpus Christi and Victoria; 61 in the Dallas/Fort Worth area; 21 in the East Texas area; 28 in the Central Texas area including Austin and San Antonio; 45 in the West Texas area including Lubbock, Midland-Odessa, Abilene, Amarillo and Wichita Falls; 15 in the Bryan/College Station area, 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area; 18 in the Central, South Texas and San Antonio areas doing business as American Bank; 11 in the San Antonio area doing business as Texas Partners Bank and 52 in Houston, Beaumont, Dallas and the East Texas areas doing business as Stellar Bank.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for credit losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for credit losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of any proposed transactions, and statements about the assumptions underlying any such statement. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to, whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; changes in trade policies by the United States or other countries, such as tariffs or retaliatory tariffs; and the effect, impact, potential duration or other implications of weather and climate-related events. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2025, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Balance Sheet Data (at period end)
Loans held for sale	$18,656	$21,925	$14,155	$11,297	$6,004
Loans held for investment	23,719,186	23,832,909	20,486,415	20,738,294	20,903,944
Loans held for investment - Warehouse Purchase Program	1,290,156	1,433,152	1,304,798	1,278,178	1,287,440
Total loans	25,027,998	25,287,986	21,805,368	22,027,769	22,197,388

Investment securities(A)	12,339,080	11,951,591	10,613,425	10,232,462	10,608,104
Federal funds sold	194	209	217	210	197
Allowance for credit losses on loans	(382,841)	(383,840)	(333,742)	(339,626)	(346,084)
Cash and due from banks	1,683,062	1,547,967	1,747,511	1,766,115	1,304,993
Goodwill	3,823,920	3,822,283	3,503,127	3,503,127	3,503,127
Core deposit intangibles, net	105,582	111,243	51,605	55,194	58,796
Other real estate owned	11,296	13,257	13,296	13,750	7,874
Fixed assets, net	428,478	429,775	383,449	378,776	374,602
Other assets	835,742	838,712	679,169	692,692	708,355
Total assets	$43,872,511	$43,619,183	$38,463,425	$38,330,469	$38,417,352

Noninterest-bearing deposits	$10,739,937	$10,580,920	$9,467,911	$9,522,028	$9,426,657
Interest-bearing deposits	21,859,750	22,051,836	19,014,573	18,260,066	18,046,754
Total deposits	32,599,687	32,632,756	28,482,484	27,782,094	27,473,411
Other borrowings	2,400,000	2,200,000	1,950,000	2,400,000	2,900,000
Securities sold under repurchase agreements	199,576	176,099	201,216	185,797	183,572
Subordinated notes and junior subordinated debentures	70,000	76,186	—	—	—
Allowance for credit losses on off-balance sheet credit exposures	37,646	37,646	37,646	37,646	37,646
Other liabilities	260,343	288,645	175,939	259,994	222,987
Total liabilities	35,567,252	35,411,332	30,847,285	30,665,531	30,817,616
Shareholders' equity(B)	8,305,259	8,207,851	7,616,140	7,664,938	7,599,736
Total liabilities and equity	$43,872,511	$43,619,183	$38,463,425	$38,330,469	$38,417,352

(A) Includes ($319), $44, ($375), ($1,987) and ($1,657) in unrealized losses on available for sale securities for the quarterly periods ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.

(B) Includes ($251), $35, ($296), ($1,570) and ($1,309) in after-tax unrealized losses on available for sale securities for the quarterly periods ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Income Statement Data
Interest income:
Loans	$369,574	$361,756	$321,516	$329,445	$325,490	$731,330	$644,513
Securities(C)	81,200	70,531	56,767	58,207	57,836	151,731	115,722
Federal funds sold and other earning assets	8,719	9,488	8,364	10,455	9,438	18,207	25,334
Total interest income	459,493	441,775	386,647	398,107	392,764	901,268	785,569

Interest expense:
Deposits	107,084	104,237	94,625	95,965	93,790	211,321	189,387
Other borrowings	20,094	14,783	16,028	27,613	30,101	34,877	60,593
Securities sold under repurchase agreements	1,019	902	1,041	1,094	1,151	1,921	2,485
Subordinated notes and junior subordinated debentures	746	703	—	—	—	1,449	—
Total interest expense	128,943	120,625	111,694	124,672	125,042	249,568	252,465
Net interest income	330,550	321,150	274,953	273,435	267,722	651,700	533,104
Provision for credit losses	—	—	—	—	—	—	—
Net interest income after provision for credit losses	330,550	321,150	274,953	273,435	267,722	651,700	533,104

Noninterest income:
Nonsufficient funds (NSF) fees	11,349	10,867	9,715	9,805	8,885	22,216	18,032
Credit card, debit card and ATM card income	10,303	9,483	9,462	9,446	9,761	19,786	18,500
Service charges on deposit accounts	9,235	8,680	7,618	7,317	7,645	17,915	15,053
Trust income	4,943	4,922	3,662	3,526	3,859	9,865	7,460
Mortgage income	1,363	1,280	954	931	965	2,643	1,974
Brokerage income	1,478	1,568	1,570	1,328	1,225	3,046	2,487
Bank owned life insurance income	2,476	2,598	2,117	2,111	1,985	5,074	4,100
Net gain (loss) on sale or write-down of assets	(42)	318	35	3	1,414	276	1,179
Net gain on sale or write-up of securities	8,235	—	—	—	—	8,235	—
Other noninterest income	11,365	6,758	7,647	6,771	7,243	18,123	15,498
Total noninterest income	60,705	46,474	42,780	41,238	42,982	107,179	84,283

Noninterest expense:
Salaries and benefits	110,965	109,211	88,384	87,949	87,296	220,176	176,772
Net occupancy and equipment	10,685	10,654	9,379	9,395	9,168	21,339	18,314
Credit and debit card, data processing and software amortization	16,121	18,114	12,621	12,515	12,056	34,235	23,478
Regulatory assessments and FDIC insurance	5,287	6,041	1,600	5,198	5,508	11,328	11,297
Core deposit intangibles amortization	5,661	5,259	3,588	3,602	3,610	10,920	7,251
Depreciation	5,795	5,548	5,155	4,966	4,779	11,343	9,553
Communications	4,271	3,834	3,528	3,480	3,507	8,105	6,980
Other real estate expense	350	341	219	314	204	691	344
Net (gain) loss on sale or write-down of other real estate	(41)	(41)	109	(81)	(222)	(82)	(252)
Merger related expenses	755	42,516	268	62	—	43,271	—
Other noninterest expense	16,327	15,810	13,861	11,235	12,659	32,137	25,129
Total noninterest expense	176,176	217,287	138,712	138,635	138,565	393,463	278,866
Income before income taxes	215,079	150,337	179,021	176,038	172,139	365,416	338,521
Provision for income taxes	46,496	34,070	39,114	38,482	36,984	80,566	73,141
Net income available to common shareholders	$168,583	$116,267	$139,907	$137,556	$135,155	$284,850	$265,380

(C) Interest income on securities was reduced by net premium amortization of $3,790, $3,829, $4,668, $2,877, and $4,926 for the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively, and $7,619 and $9,953 for the six months ended June 30, 2026, and 2025, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025

Profitability
Net income (D) (E)	$168,583	$116,267	$139,907	$137,556	$135,155	$284,850	$265,380

Basic earnings per share	$1.67	$1.16	$1.49	$1.45	$1.42	$2.84	$2.79
Diluted earnings per share	$1.67	$1.16	$1.49	$1.45	$1.42	$2.84	$2.79

Return on average assets (F) (J)	1.55%	1.10%	1.49%	1.44%	1.41%	1.33%	1.37%
Return on average common equity (F) (J)	8.14%	5.70%	7.30%	7.18%	7.13%	6.93%	7.03%
Return on average tangible common equity (F) (G) (J)	15.48%	10.59%	13.61%	13.43%	13.44%	13.02%	13.33%
Tax equivalent net interest margin (D) (E) (H)	3.47%	3.51%	3.30%	3.24%	3.18%	3.49%	3.16%
Efficiency ratio (G) (I) (K)	45.99%	59.16%	43.66%	44.06%	44.80%	52.44%	45.26%

Liquidity and Capital Ratios
Equity to assets	18.93%	18.82%	19.80%	20.00%	19.78%	18.93%	19.78%
Common equity tier 1 capital	15.94%	15.45%	17.55%	17.53%	17.10%	15.94%	17.10%
Tier 1 risk-based capital	15.94%	15.45%	17.55%	17.53%	17.10%	15.94%	17.10%
Total risk-based capital	17.38%	16.63%	18.80%	18.78%	18.35%	17.38%	18.35%
Tier 1 leverage capital	11.12%	11.22%	11.93%	11.90%	11.62%	11.12%	11.62%
Period end tangible equity to period end tangible assets (G)	10.96%	10.77%	11.63%	11.81%	11.58%	10.96%	11.58%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	100,783	99,825	94,044	95,093	95,277	100,306	95,271
Diluted	100,783	99,825	94,044	95,093	95,277	100,306	95,271
Period end shares outstanding	100,646	100,835	93,058	94,993	95,277	100,646	95,277
Cash dividends paid per common share	$0.60	$0.60	$0.60	$0.58	$0.58	$1.20	$1.16
Book value per common share	$82.52	$81.40	$81.84	$80.69	$79.76	$82.52	$79.76
Tangible book value per common share (G)	$43.48	$42.39	$43.64	$43.23	$42.38	$43.48	$42.38

Common Stock Market Price
High	$74.37	$77.20	$73.90	$75.44	$74.56	$77.20	$82.75
Low	$65.90	$63.20	$61.07	$64.27	$61.57	$63.20	$61.57
Period end closing price	$73.03	$67.18	$69.11	$66.35	$70.24	$73.03	$70.24
Employees – FTE (excluding overtime)	4,324	4,429	3,941	3,937	3,921	4,324	3,921
Number of banking centers	311	312	283	283	283	311	283

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Loan discount accretion
Purchased seasoned loans (“PSLs”)	$3,104	$2,562	$2,926	$2,242	$2,486	$5,666	$5,101
PCD	$901	$1,186	$205	$613	$638	$2,087	$1,315
Securities net accretion	$1,462	$1,573	$342	$1,475	$409	$3,035	$1,114
Time deposits amortization	$(357)	$(699)	$(1)	$(1)	$(2)	$(1,056)	$(11)

(E) Using effective tax rate of 21.6%, 22.7%, 21.8%, 21.9% and 21.5% for the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025 and June 30, 2025, respectively, and 22.0% and 21.6% for the six months ended June 30, 2026, and 2025, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale, write-down or write-up of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses and FDIC special assessment refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Jun 30, 2026				Mar 31, 2026				Jun 30, 2025
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$17,858	$281	6.31%		$15,800	$238	6.11%		$9,813	$166	6.79%
Loans held for investment	23,750,036	350,967	5.93%		23,469,020	344,596	5.95%		20,907,400	306,671	5.88%
Loans held for investment - Warehouse Purchase Program	1,316,645	18,326	5.58%		1,207,793	16,922	5.68%		1,179,307	18,653	6.34%
Total loans	25,084,539	369,574	5.91%		24,692,613	361,756	5.94%		22,096,520	325,490	5.91%
Investment securities	12,258,188	81,200	2.66%	(M)	11,469,762	70,531	2.49%	(M)	10,867,856	57,836	2.13%	(M)
Federal funds sold and other earning assets	969,502	8,719	3.61%		1,026,015	9,488	3.75%		841,933	9,438	4.50%
Total interest-earning assets	38,312,229	459,493	4.81%		37,188,390	441,775	4.82%		33,806,309	392,764	4.66%
Allowance for credit losses on loans	(383,281)				(330,133)				(348,310)
Noninterest-earning assets	5,508,187				5,361,351				4,933,215
Total assets	$43,437,135				$42,219,608				$38,391,214

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,135,720	$15,093	0.99%		$6,266,423	$13,993	0.91%		$4,807,864	$8,859	0.74%
Savings and money market deposits	10,928,333	53,661	1.97%		10,583,184	50,719	1.94%		8,944,897	45,796	2.05%
Certificates and other time deposits	4,787,401	38,330	3.21%		4,830,369	39,525	3.32%		4,366,510	39,135	3.59%
Other borrowings	2,174,506	20,094	3.71%		1,620,556	14,783	3.70%		2,717,583	30,101	4.44%
Securities sold under repurchase agreements	194,250	1,019	2.10%		177,719	902	2.06%		194,577	1,151	2.37%
Subordinated notes and junior subordinated debentures	70,408	746	4.25%		63,673	703	4.48%		—	—	—
Total interest-bearing liabilities	24,290,618	128,943	2.13%	(N)	23,541,924	120,625	2.08%	(N)	21,031,431	125,042	2.38%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,561,142				10,260,022				9,508,845
Allowance for credit losses on off-balance sheet credit exposures	37,646				38,070				37,646
Other liabilities	259,201				218,810				227,002
Total liabilities	35,148,607				34,058,826				30,804,924
Shareholders' equity	8,288,528				8,160,782				7,586,290
Total liabilities and shareholders' equity	$43,437,135				$42,219,608				$38,391,214

Net interest income and margin		$330,550	3.46%			$321,150	3.50%			$267,722	3.18%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		580				575				574
Net interest income and margin (tax equivalent basis)		$331,130	3.47%			$321,725	3.51%			$268,296	3.18%

(L) Annualized and based on an actual 365-day basis.

(M) Yield on securities was impacted by net premium amortization of $3,790, $3,829, and $4,926 for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.48%, 1.45%, and 1.64% for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Jun 30, 2026				Jun 30, 2025
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$16,834	$519	6.22%		$8,698	$293	6.79%
Loans held for investment	23,610,945	695,563	5.94%		20,933,170	611,739	5.89%
Loans held for investment - Warehouse Purchase Program	1,262,533	35,248	5.63%		1,028,534	32,481	6.37%
Total loans	24,890,312	731,330	5.93%		21,970,402	644,513	5.92%
Investment securities	11,866,153	151,731	2.58%	(P)	10,942,215	115,722	2.13%	(P)
Federal funds sold and other earning assets	996,109	18,207	3.69%		1,140,915	25,334	4.48%
Total interest-earning assets	37,752,574	901,268	4.81%		34,053,532	785,569	4.65%
Allowance for credit losses on loans	(356,855)				(349,506)
Noninterest-earning assets	5,435,129				4,967,987
Total assets	$42,830,848				$38,672,013

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,199,301	$29,086	0.95%		$5,015,178	$17,878	0.72%
Savings and money market deposits	10,757,523	104,380	1.96%		8,975,919	91,441	2.05%
Certificates and other time deposits	4,808,748	77,855	3.26%		4,396,350	80,068	3.67%
Other borrowings	1,899,061	34,877	3.70%		2,746,961	60,593	4.45%
Securities sold under repurchase agreements	186,030	1,921	2.08%		206,197	2,485	2.43%
Subordinated notes and junior subordinated debentures	67,059	1,449	4.36%		—	—	—
Total interest-bearing liabilities	23,917,722	249,568	2.10%	(Q)	21,340,605	252,465	2.39%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,412,431				9,506,704
Allowance for credit losses on off-balance sheet credit exposures	37,857				37,646
Other liabilities	238,470				240,789
Total liabilities	34,606,480				31,125,744
Shareholders' equity	8,224,368				7,546,269
Total liabilities and shareholders' equity	$42,830,848				$38,672,013

Net interest income and margin		$651,700	3.48%			$533,104	3.16%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,155				1,161
Net interest income and margin (tax equivalent basis)		$652,855	3.49%			$534,265	3.16%

(O) Based on an actual 365-day basis.

(P) Yield on securities was impacted by net premium amortization of $7,619 and $9,953 for the six months ended June 30, 2026, and 2025, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 1.47% and 1.65% for the six months ended June 30, 2026, and 2025, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	6.31%	6.11%	6.27%	6.64%	6.79%
Loans held for investment	5.93%	5.95%	5.83%	5.90%	5.88%
Loans held for investment - Warehouse Purchase Program	5.58%	5.68%	5.89%	6.31%	6.34%
Total loans	5.91%	5.94%	5.83%	5.92%	5.91%
Investment securities (S)	2.66%	2.49%	2.17%	2.19%	2.13%
Federal funds sold and other earning assets	3.61%	3.75%	3.99%	4.44%	4.50%
Total interest-earning assets	4.81%	4.82%	4.64%	4.71%	4.66%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.99%	0.91%	0.75%	0.76%	0.74%
Savings and money market deposits	1.97%	1.94%	1.96%	2.07%	2.05%
Certificates and other time deposits	3.21%	3.32%	3.58%	3.60%	3.59%
Other borrowings	3.71%	3.70%	3.99%	4.42%	4.44%
Securities sold under repurchase agreements	2.10%	2.06%	2.23%	2.32%	2.37%
Subordinated notes and junior subordinated debentures	4.25%	4.48%	—	—	—
Total interest-bearing liabilities	2.13%	2.08%	2.20%	2.39%	2.38%

Net Interest Margin	3.46%	3.50%	3.30%	3.23%	3.18%
Net Interest Margin (tax equivalent)	3.47%	3.51%	3.30%	3.24%	3.18%

(R) Annualized and based on average balances on an actual 365-day basis.

(S) Yield on securities was impacted by net premium amortization of $3,790, $3,829, $4,668, $2,877, and $4,926 for the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Balance Sheet Averages
Loans held for sale	$17,858	$15,800	$11,077	$8,371	$9,813
Loans held for investment	23,750,036	23,469,020	20,603,235	20,851,896	20,907,400
Loans held for investment - Warehouse Purchase Program	1,316,645	1,207,793	1,258,036	1,217,579	1,179,307
Total loans	25,084,539	24,692,613	21,872,348	22,077,846	22,096,520

Investment securities	12,258,188	11,469,762	10,378,696	10,530,807	10,867,856
Federal funds sold and other earning assets	969,502	1,026,015	830,926	934,318	841,933
Total interest-earning assets	38,312,229	37,188,390	33,081,970	33,542,971	33,806,309
Allowance for credit losses on loans	(383,281)	(330,133)	(337,892)	(343,872)	(348,310)
Cash and due from banks	315,132	391,668	311,541	291,809	294,379
Goodwill	3,822,507	3,718,640	3,503,127	3,503,127	3,503,127
Core deposit intangibles, net	108,589	50,089	53,553	56,956	60,739
Other real estate	13,278	14,690	14,004	11,533	8,749
Fixed assets, net	430,575	423,530	380,254	377,680	374,486
Other assets	818,106	762,734	659,371	689,659	691,735
Total assets	$43,437,135	$42,219,608	$37,665,928	$38,129,863	$38,391,214

Noninterest-bearing deposits	$10,561,142	$10,260,022	$9,543,581	$9,451,153	$9,508,845
Interest-bearing demand deposits	6,135,720	6,266,423	4,812,342	4,656,452	4,807,864
Savings and money market deposits	10,928,333	10,583,184	9,054,281	8,977,585	8,944,897
Certificates and other time deposits	4,787,401	4,830,369	4,519,742	4,422,996	4,366,510
Total deposits	32,412,596	31,939,998	27,929,946	27,508,186	27,628,116
Other borrowings	2,174,506	1,620,556	1,595,652	2,480,435	2,717,583
Securities sold under repurchase agreements	194,250	177,719	185,289	187,462	194,577
Subordinated notes and junior subordinated debentures	70,408	63,673	—	—	—
Allowance for credit losses on off-balance sheet credit exposures	37,646	38,070	37,646	37,646	37,646
Other liabilities	259,201	218,810	248,593	258,156	227,002
Shareholders' equity	8,288,528	8,160,782	7,668,802	7,657,978	7,586,290
Total liabilities and equity	$43,437,135	$42,219,608	$37,665,928	$38,129,863	$38,391,214

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2026		Mar 31, 2026		Dec 31, 2025		Sep 30, 2025		Jun 30, 2025
Period End Balances

Loan Portfolio
Commercial and industrial	$2,805,904	11.2%	$2,759,190	10.9%	$1,864,337	8.6%	$1,879,282	8.5%	$1,897,117	8.6%
Warehouse purchase program	1,290,156	5.1%	1,433,152	5.7%	1,304,798	6.0%	1,278,178	5.8%	1,287,440	5.8%
Construction, land development and other land loans	3,143,607	12.6%	3,253,389	12.9%	2,741,455	12.6%	2,865,279	13.0%	2,873,238	12.9%
1-4 family residential	7,777,079	31.1%	7,876,021	31.1%	7,430,929	34.1%	7,461,900	33.9%	7,530,816	33.9%
Home equity	827,696	3.3%	846,739	3.3%	843,708	3.8%	848,740	3.9%	869,370	3.9%
Commercial real estate (includes multi-family residential)	7,220,978	28.9%	7,126,212	28.2%	5,776,397	26.5%	5,796,937	26.3%	5,827,645	26.3%
Agriculture (includes farmland)	1,066,122	4.3%	1,064,540	4.2%	1,027,904	4.7%	1,019,589	4.6%	1,029,250	4.6%
Consumer and other	412,268	1.6%	406,680	1.6%	376,241	1.7%	366,027	1.7%	368,747	1.7%
Energy	484,188	1.9%	522,063	2.1%	439,599	2.0%	511,837	2.3%	513,765	2.3%
Total loans	$25,027,998		$25,287,986		$21,805,368		$22,027,769		$22,197,388

Deposit Types
Noninterest-bearing DDA	$10,739,937	32.9%	$10,580,920	32.4%	$9,467,911	33.2%	$9,522,028	34.3%	$9,426,657	34.3%
Interest-bearing DDA	6,133,954	18.8%	6,345,797	19.5%	5,365,795	18.8%	4,766,146	17.2%	4,708,251	17.1%
Money market	8,248,194	25.3%	8,163,557	25.0%	6,538,213	23.0%	6,402,591	23.0%	6,302,770	23.0%
Savings	2,700,522	8.3%	2,743,732	8.4%	2,592,873	9.1%	2,616,196	9.4%	2,667,859	9.7%
Certificates and other time deposits	4,777,080	14.7%	4,798,750	14.7%	4,517,692	15.9%	4,475,133	16.1%	4,367,874	15.9%
Total deposits	$32,599,687		$32,632,756		$28,482,484		$27,782,094		$27,473,411

Loan to Deposit Ratio	76.8%		77.5%		76.6%		79.3%		80.8%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Jun 30, 2026		Mar 31, 2026		Dec 31, 2025		Sep 30, 2025		Jun 30, 2025

Single family residential construction	$689,081	21.9%	$690,393	21.2%	$613,288	22.4%	$665,194	23.2%	$696,569	24.2%
Land development	359,067	11.4%	407,811	12.5%	252,650	9.2%	248,616	8.7%	227,254	7.9%
Raw land	227,614	7.3%	276,693	8.5%	220,169	8.0%	230,021	8.0%	248,380	8.7%
Residential lots	224,650	7.1%	249,071	7.7%	199,709	7.3%	203,396	7.1%	217,835	7.6%
Commercial lots	61,423	2.0%	61,691	1.9%	59,683	2.2%	59,853	2.1%	55,176	1.9%
Commercial construction and other	1,581,569	50.3%	1,567,640	48.2%	1,396,850	50.9%	1,459,255	50.9%	1,428,985	49.7%
Net unaccreted premium (discount)	203		90		(894)		(1,056)		(961)
Total construction loans	$3,143,607		$3,253,389		$2,741,455		$2,865,279		$2,873,238

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of June 30, 2026

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$266,513	$207,360	$67,619	$76,541	$4,831	$343,777	$966,641
Commercial and industrial buildings	213,733	114,459	33,894	28,656	11,056	305,583	707,381
Office buildings	134,384	278,033	77,949	42,894	3,805	111,395	648,460
Medical buildings	111,580	56,722	25,804	41,667	28,826	65,432	330,031
Apartment buildings	136,295	67,268	143,477	10,048	12,385	222,261	591,734
Hotel	108,606	116,419	36,165	15,573	—	252,301	529,064
Other	196,829	68,955	153,008	4,297	5,781	426,209	855,079
Total	$1,167,940	$909,216	$537,916	$219,676	$66,684	$1,726,958	$4,628,390	(U)

Acquired Loans

	PSLs			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Mar 31, 2026	Balance at Jun 30, 2026	Balance at Acquisition Date	Balance at Mar 31, 2026	Balance at Jun 30, 2026	Balance at Acquisition Date		Balance at Mar 31, 2026	Balance at Jun 30, 2026
Loan marks:
Acquired banks (V)	$388,625	$15,064	$15,986	$332,400	$5,053	$4,483	$721,025		$20,117	$20,469
American Bank (W)	15,473	15,902	16,443	1,923	1,297	1,067	17,396		17,199	17,510
Texas Partners Bank (X)	38,467	37,626	36,199	2,328	2,090	1,894	40,795		39,716	38,093
Total	442,565	68,592	68,628	336,651	8,440	$7,444	779,216		77,032	76,072

Acquired portfolio loan balances:
Acquired banks (V)	14,323,981	1,331,556	1,219,719	1,376,673	293,365	239,094	15,700,654		1,624,921	1,458,813
American Bank (W)	1,810,982	1,684,101	1,488,985	93,300	89,055	75,647	1,904,282		1,773,156	1,564,632
Texas Partners Bank (X)	1,864,565	1,769,908	1,591,030	76,199	70,248	68,004	1,940,764		1,840,156	1,659,034
Total	17,999,528	4,785,565	4,299,734	1,546,172	452,668	382,745	19,545,700	(Y)	5,238,233	4,682,479

Acquired portfolio loan balances with loan marks	$17,556,963	$4,716,973	$4,231,106	$1,209,521	$444,228	$375,301	$18,766,484		$5,161,201	$4,606,407

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $7.221 billion as of June 30, 2026.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank, LegacyTexas Bank, FirstCapital Bank and Lone Star State Bank of West Texas.

(W) The American Merger was completed on January 1, 2026. The American Merger resulted in the addition of $1.904 billion in loans with related purchase accounting adjustments of $17.4 million at acquisition date.

(X) The Southwest Merger was completed on February 1, 2026. The Southwest Merger resulted in the addition of $1.941 billion in loans with related purchase accounting adjustments of $40.8 million at acquisition date.

(Y) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Asset Quality
Nonaccrual loans	$116,911	$106,473	$137,217	$105,529	$102,031	$116,911	$102,031
Accruing loans 90 or more days past due	2,360	2,241	317	268	576	2,360	576
Total nonperforming loans	119,271	108,714	137,534	105,797	102,607	119,271	102,607
Repossessed assets	9	136	12	16	6	9	6
Other real estate	11,296	13,257	13,296	13,750	7,874	11,296	7,874
Total nonperforming assets	$130,576	$122,107	$150,842	$119,563	$110,487	$130,576	$110,487

Nonperforming assets:
Commercial and industrial (includes energy)	$22,115	$17,495	$57,237	$27,880	$27,680	$22,115	$27,680
Construction, land development and other land loans	3,781	2,054	2,183	583	1,859	3,781	1,859
1-4 family residential (includes home equity)	64,394	63,168	60,296	57,241	50,501	64,394	50,501
Commercial real estate (includes multi-family residential)	19,597	17,880	9,215	11,471	12,865	19,597	12,865
Agriculture (includes farmland)	15,590	16,259	16,713	17,080	17,547	15,590	17,547
Consumer and other	5,099	5,251	5,198	5,308	35	5,099	35
Total	$130,576	$122,107	$150,842	$119,563	$110,487	$130,576	$110,487
Number of loans/properties	499	484	449	424	392	499	392
Allowance for credit losses on loans	$382,841	$383,840	$333,742	$339,626	$346,084	$382,841	$346,084

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$1,386	$39,225	$5,388	$3,341	$1,044	$40,611	$1,374
Construction, land development and other land loans	50	—	(154)	34	(3)	50	(159)
1-4 family residential (includes home equity)	314	862	175	853	342	1,176	1,393
Commercial real estate (includes multi-family residential)	(1,064)	(121)	(665)	1,015	55	(1,185)	233
Agriculture (includes farmland)	28	52	(5)	(40)	(14)	80	(14)
Consumer and other	1,469	1,291	1,145	1,255	1,593	2,760	2,894
Total	$2,183	$41,309	$5,884	$6,458	$3,017	$43,492	$5,721

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.34%	0.33%	0.46%	0.36%	0.33%	0.35%	0.32%
Nonperforming assets to loans and other real estate	0.52%	0.48%	0.69%	0.54%	0.50%	0.52%	0.50%
Net charge-offs to average loans (annualized)	0.03%	0.67%	0.11%	0.12%	0.05%	0.35%	0.05%
Allowance for credit losses on loans to total loans	1.53%	1.52%	1.53%	1.54%	1.56%	1.53%	1.56%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.61%	1.61%	1.63%	1.64%	1.66%	1.61%	1.66%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025

Reconciliation of diluted earnings per share to diluted earnings per share excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Diluted earnings per share (unadjusted)	$1.67	$1.16	$1.49	$1.45	$1.42	$2.84	$2.79

Net income	$168,583	$116,267	$139,907	$137,556	$135,155	$284,850	$265,380
Merger related expenses, net of tax(Z)	596	33,588	212	49	—	34,184	—
FDIC special assessment, net of tax(Z)	—	—	(2,807)	—	—	—	—
Net gain on sale or write-up of securities, net of tax(Z)	(6,506)	—	—	—	—	(6,506)	—
Net income excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$162,673	$149,855	$137,312	$137,605	$135,155	$312,528	$265,380

Weighted average diluted shares outstanding	100,783	99,825	94,044	95,093	95,277	100,306	95,271
Merger related expenses, net of tax, per diluted common share(Z)	$0.01	$0.34	$—	$—	$—	$0.34	$—
FDIC special assessment, net of tax, per diluted common share(Z)	$—	$—	$(0.03)	$—	$—	$—	$—
Net gain on sale or write-up of securities, net of tax, per diluted common share(Z)	$(0.06)	$—	$—	$—	$—	$(0.06)	$—
Diluted earnings per share excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:(Z)	$1.62	$1.50	$1.46	$1.45	$1.42	$3.12	$2.79

Reconciliation of return on average assets to return on average assets excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average assets (unadjusted)	1.55%	1.10%	1.49%	1.44%	1.41%	1.33%	1.37%

Net income excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$162,673	$149,855	$137,312	$137,605	$135,155	$312,528	$265,380
Average total assets	$43,437,135	$42,219,608	$37,665,928	$38,129,863	$38,391,214	$42,830,848	$38,672,013
Return on average assets excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Z)	1.50%	1.42%	1.46%	1.44%	1.41%	1.46%	1.37%

(Z) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended					Year-to-Date
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average common equity (unadjusted)	8.14%	5.70%	7.30%	7.18%	7.13%	6.93%	7.03%

Net income excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$162,673	$149,855	$137,312	$137,605	$135,155	$312,528	$265,380
Average shareholders' equity	$8,288,528	$8,160,782	$7,668,802	$7,657,978	$7,586,290	$8,224,368	$7,546,269
Return on average common equity excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(F) (Z)	7.85%	7.35%	7.16%	7.19%	7.13%	7.60%	7.03%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$168,583	$116,267	$139,907	$137,556	$135,155	$284,850	$265,380
Average shareholders' equity	$8,288,528	$8,160,782	$7,668,802	$7,657,978	$7,586,290	$8,224,368	$7,546,269
Less: Average goodwill and other intangible assets	(3,931,096)	(3,768,729)	(3,556,680)	(3,560,083)	(3,563,866)	(3,850,361)	(3,565,634)
Average tangible shareholders’ equity	$4,357,432	$4,392,053	$4,112,122	$4,097,895	$4,022,424	$4,374,007	$3,980,635
Return on average tangible common equity (F)	15.48%	10.59%	13.61%	13.43%	13.44%	13.02%	13.33%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):

Net income excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$162,673	$149,855	$137,312	$137,605	$135,155	$312,528	$265,380
Average shareholders' equity	$8,288,528	$8,160,782	$7,668,802	$7,657,978	$7,586,290	$8,224,368	$7,546,269
Less: Average goodwill and other intangible assets	(3,931,096)	(3,768,729)	(3,556,680)	(3,560,083)	(3,563,866)	(3,850,361)	(3,565,634)
Average tangible shareholders’ equity	$4,357,432	$4,392,053	$4,112,122	$4,097,895	$4,022,424	$4,374,007	$3,980,635
Return on average tangible common equity excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Z)	14.93%	13.65%	13.36%	13.43%	13.44%	14.29%	13.33%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$8,305,259	$8,207,851	$7,616,140	$7,664,938	$7,599,736	$8,305,259	$7,599,736
Less: Goodwill and other intangible assets	(3,929,502)	(3,933,526)	(3,554,732)	(3,558,321)	(3,561,923)	(3,929,502)	(3,561,923)
Tangible shareholders’ equity	$4,375,757	$4,274,325	$4,061,408	$4,106,617	$4,037,813	$4,375,757	$4,037,813

Period end shares outstanding	100,646	100,835	93,058	94,993	95,277	100,646	95,277
Tangible book value per share	$43.48	$42.39	$43.64	$43.23	$42.38	$43.48	$42.38

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$4,375,757	$4,274,325	$4,061,408	$4,106,617	$4,037,813	$4,375,757	$4,037,813
Total assets	$43,872,511	$43,619,183	$38,463,425	$38,330,469	$38,417,352	$43,872,511	$38,417,352
Less: Goodwill and other intangible assets	(3,929,502)	(3,933,526)	(3,554,732)	(3,558,321)	(3,561,923)	(3,929,502)	(3,561,923)
Tangible assets	$39,943,009	$39,685,657	$34,908,693	$34,772,148	$34,855,429	$39,943,009	$34,855,429
Period end tangible equity to period end tangible assets ratio	10.96%	10.77%	11.63%	11.81%	11.58%	10.96%	11.58%

	Three Months Ended					Year-to-Date
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$382,841	$383,840	$333,742	$339,626	$346,084	$382,841	$346,084
Total loans	$25,027,998	$25,287,986	$21,805,368	$22,027,769	$22,197,388	$25,027,998	$22,197,388
Less: Warehouse Purchase Program loans	(1,290,156)	(1,433,152)	(1,304,798)	(1,278,178)	(1,287,440)	(1,290,156)	(1,287,440)
Total loans less Warehouse Purchase Program	$23,737,842	$23,854,834	$20,500,570	$20,749,591	$20,909,948	$23,737,842	$20,909,948
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.61%	1.61%	1.63%	1.64%	1.66%	1.61%	1.66%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale, write-down or write-up of assets:
Noninterest expense	$176,176	$217,287	$138,712	$138,635	$138,565	$393,463	$278,866

Net interest income	$330,550	$321,150	$274,953	$273,435	$267,722	$651,700	$533,104
Noninterest income	60,705	46,474	42,780	41,238	42,982	107,179	84,283
Less: net (loss) gain on sale or write down of assets	(42)	318	35	3	1,414	276	1,179
Less: net gain on sale or write-up of securities	8,235	—	—	—	—	8,235	—
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets	52,512	46,156	42,745	41,235	41,568	98,668	83,104
Total income excluding net gains and losses on the sale, write-down or write-up of assets	$383,062	$367,306	$317,698	$314,670	$309,290	$750,368	$616,208
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets	45.99%	59.16%	43.66%	44.06%	44.80%	52.44%	45.26%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets, merger related expenses and FDIC special assessment:
Noninterest expense	$176,176	$217,287	$138,712	$138,635	$138,565	$393,463	$278,866
Less: merger related expenses	755	42,516	268	62	—	43,271	—
Less: FDIC special assessment	—	—	(3,554)	—	—	—	—
Noninterest expense excluding merger related expenses and FDIC special assessment	$175,421	$174,771	$141,998	$138,573	$138,565	$350,192	$278,866

Net interest income	$330,550	$321,150	$274,953	$273,435	$267,722	$651,700	$533,104
Noninterest income	60,705	46,474	42,780	41,238	42,982	107,179	84,283
Less: net (loss) gain on sale or write down of assets	(42)	318	35	3	1,414	276	1,179
Less: net gain on sale or write-up of securities	8,235	—	—	—	—	8,235	—
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets	52,512	46,156	42,745	41,235	41,568	98,668	83,104
Total income excluding net gains and losses on the sale, write-down or write-up of assets	$383,062	$367,306	$317,698	$314,670	$309,290	$750,368	$616,208
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets, merger related expenses and FDIC special assessment	45.79%	47.58%	44.70%	44.04%	44.80%	46.67%	45.26%